Exhibit 99.1

First Wave BioPharma Announces Completion of Business Combination with ImmunogenX, Adding Phase 3-Ready Latiglutenase to its Late-Stage GI-Focused Clinical Pipeline

Latiglutenase is a potentially first-in-class oral biotherapeutic for the treatment of celiac disease

James Sapirstein, Chairman and Chief Executive Officer, to continue leading First Wave BioPharma; Jack Syage, Ph.D., named President and Chief Operating Officer

A strategic U.S. commercial license agreement with a global pharmaceutical company and concurrent institutional investment expected to close in 2H’24

Conference Call Scheduled for Today at 8:30 a.m. ET

BOCA RATON, FL., March 14, 2024 – First Wave BioPharma, Inc., (NASDAQ: FWBI), (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced it has acquired ImmunogenX in an all-stock transaction with the combined company focused on advancing a GI pipeline comprised of multiple, late-stage clinical assets, including latiglutenase, a potentially first-in-class, near Phase 3-ready, targeted, oral biotherapeutic for celiac disease. James Sapirstein will continue to serve as Chairman and Chief Executive Officer of First Wave BioPharma with Jack Syage, Ph.D., previously the Chief Executive Officer and Co-Founder of ImmunogenX, assuming the role of President and Chief Operating Officer of First Wave BioPharma. Dr. Syage and Dr. Chaitan Khosla will also join the board of directors of First Wave BioPharma.

First Wave BioPharma intends to license the commercial rights to latiglutenase in the United States and Canada to a strategic global pharmaceutical company which will commercialize latiglutenase following receipt of marketing approval. First Wave BioPharma will also seek to secure financing commitments from a syndicate of institutional healthcare investors to fund the ongoing development of latiglutenase. The closing of a strategic licensing agreement and any other financings would be contingent upon the satisfaction of a number of conditions, including customary due diligence, the negotiation and execution of definitive agreements, Board approval and receipt of all required third-party (including governmental) approvals, licenses, consents, and clearances, as and when applicable.

Latiglutenase, an oral biotherapeutic composed of two gluten-specific recombinant proteases, has demonstrated effectiveness in reducing intestinal damage and alleviating symptoms of celiac disease in two Phase 2 trials involving approximately 200 patients. The Phase 3 clinical plan for latiglutenase has been reviewed by the GI Division of the U.S. Food and Drug Administration (FDA) and the trials are anticipated to begin in early 2025.

“Completion of the acquisition of ImmunogenX and the addition of latiglutenase to our clinical pipeline is a transformative event for First Wave BioPharma as it provides our company with a Phase 3-ready asset in a multibillion-dollar GI market – celiac disease – for which no approved pharmacologic treatment currently exists,” stated Mr. Sapirstein. “Given this enormous potential, we are working with Dr. Syage and his team to advance the regulatory, manufacturing, and clinical processes that would enable the initiation of the pivotal Phase 3 clinical trials of latiglutenase in 2025. To that end, we will seek to develop latiglutenase by completing an agreement with a global pharmaceutical company to provide First Wave with non-dilutive financing in exchange for U.S. and Canadian rights to the drug and to obtain financing with a syndicate of leading institutional healthcare funds in 2H’24. We expect to finalize these agreements prior to initiating preparatory work for the Phase 3 latiglutenase trials.”

Dr. Syage commented: “I am excited to join First Wave BioPharma and advance the company’s mission to become a leading developer of targeted, orally delivered therapeutics for GI diseases. We believe latiglutenase has the potential to transform the treatment of celiac disease with data from two prior Phase 2 trials indicating the therapy is well tolerated and effective in degrading the key gluten proteins responsible for intestinal damage and celiac disease symptoms. This merger with First Wave will provide the support needed to propel the development of latiglutenase, a program that has already received significant NIH grant funding and encouragement from the FDA.”

Mr. Sapirstein concluded: “First Wave BioPharma now possesses a GI-development pipeline unrivaled by other companies of similar size. In addition to latiglutenase, our product portfolio includes capeserod, a selective 5-HT4 receptor partial agonist in-licensed from Sanofi, which is being developed for an anticipated Phase 2 trial in gastroparesis, and Phase 2-ready adrulipase, a recombinant lipase designed to enable the digestion of fats and improve nutritional health in cystic fibrosis patients with exocrine pancreatic insufficiency.”

Upon closing of the acquisition, the Company issued 365,162 shares of its common stock to the shareholders (including option and warrant holders) of ImmunogenX equal to 19.02% of its currently issued and outstanding common stock and 11,777.418 shares of its newly issued Series G Convertible Preferred Stock (with a conversion ratio of Preferred to Common at 1:1000) representing on a fully diluted basis 81.9% for ImmunogenX and 18.1% for First Wave Biopharma (excluding transaction fees) with a combined fully diluted equity value of $104 million. The shares of the Company’s common stock issuable upon conversion of the Series G Preferred Stock shall be subject to stockholder approval in compliance with the rules of the Nasdaq Stock Market.

Tungsten Advisors served as the exclusive financial advisor to First Wave BioPharma.

Conference Call Information:

First Wave BioPharma will host a conference call and live audio webcast today, March 14, 2024, at 8:30 a.m. ET, to discuss the definitive merger agreement with ImmunogenX and provide a strategic outlook for company.

•	Webcast Access:

The audio webcast of the conference call will be accessible via the Investors section of the First Wave website: https://www.firstwavebio.com/investors/overview and from the following URL:  https://edge.media-server.com/mmc/p/caeg5tgz.

An archive of the webcast will remain available for 90 days beginning at approximately 10:30 a.m. ET, on March 14, 2024.

•	Telephone Access:

Additionally, interested participants and investors may access the conference call telephonically by registering via the following online form:

https://register.vevent.com/register/BI36686d07f85e40b4ad95f761fb3e22d2

Once registered, all individuals will be provided with a participant dial-in number, a passcode, and a registrant ID, which can then be used to access the conference call.

About Latiglutenase

Latiglutenase is an orally administered mixture of two minimally systemically absorbed gluten-specific recombinant proteases being developed as an oral biotherapeutic for celiac disease. In Phase 2a and 2b clinical trials, latiglutenase was shown to mitigate gluten-induced intestinal mucosal injury as well as reduce the severity and frequency of symptoms in celiac disease patients. The Phase 3 clinical development plan for latiglutenase has been reviewed by the GI Division of the U.S. Food and Drug Administration (FDA) at the End of Phase 2 meeting with an agreed plan forward, with initiation of the Phase 3 trials expected in 2025.

About Celiac Disease

Celiac disease is a chronic, hereditary autoimmune and inflammatory disease triggered by gluten consumption. Celiac disease is characterized by damage to the lining of the small intestine, causing malabsorption, gastrointestinal dysfunction, and debilitating symptoms. Over the course of a lifetime, untreated or poorly managed celiac disease is often associated with deteriorating general health, multiple serious intestinal and extra-intestinal medical complications, and increased morbidity and mortality. Celiac disease is a global disease and affects approximately 1% of the population worldwide and is increasing in prevalence with improved diagnostic tools and improved awareness.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple late-stage clinical programs built around three proprietary technologies – latiglutenase, a Phase 3-ready, potentially first-in-class, targeted, oral biotherapeutic for celiac disease; capeserod, a selective 5-HT4 receptor partial agonist being developed for gastroparesis; and adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

About Tungsten Advisors

Tungsten Advisors (www.tungstenadv.com) is an investment banking firm focused on strategic advisory and corporate finance for healthcare and technology companies. Tungsten provides transactional services including financings (private placements/PIPEs), corporate licensing and mergers and acquisitions (M&A). Tungsten also focuses on company incubation and makes direct investments alongside the creation of new companies in healthcare and technology.

Securities offered through Finalis Securities LLC Member FINRA/SIPC. Tungsten Partners LLC d/b/a Tungsten Advisors and Finalis Securities LLC are separate, unaffiliated entities.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether any financing or licensing transaction may be completed with different terms, in an untimely manner, or not at all; whether the Company will be able to realize the benefits of the completed transaction described herein; the Company’s ability to integrate the assets and commercial operations contemplated acquired from ImmunogenX into the Company’s business; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com